UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEXCEL CORPORATION
Two Stamford Plaza, 281 Tresser Boulevard
Stamford, Connecticut 06901

SUPPLEMENT TO PROXY STATEMENT
RELATED TO ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2026

This proxy statement supplement, dated April 20, 2026 (this “supplement”), is furnished to the holders of common stock of Hexcel Corporation (“Hexcel,” the “company,” “we,” “us” or “our”) in connection with the solicitation of proxies by Hexcel on behalf of the board of directors of the company (the “board of directors” or the “board”) for use at the Annual Meeting of Stockholders, or any adjournments or postponements thereof, to be held on May 14, 2026 (the “Annual Meeting”). This supplement is being filed with the SEC and will be made available to stockholders at www.proxyvote.com.

This supplement updates certain information with respect to Proposal 4 in the proxy statement where our board of directors is seeking approval of the Hexcel Corporation Long-Term Incentive Plan (the “LTIP”) by our stockholders at the Annual Meeting. If approved by our stockholders, the LTIP (as amended by the LTIP Amendment) would, among other things, replace the company’s 2013 Incentive Stock Plan, as amended (the “2013 ISP”).

On April 17, 2026, our board of directors adopted an amendment to the LTIP (the “LTIP Amendment”) to clarify that “Change in Control” in the LTIP (as amended by the LTIP Amendment) is generally defined as (i) the acquisition by any person of 50% or more of our outstanding stock; (ii) the acquisition by any person of 40% or more of our outstanding stock within a 12-month period; (iii) a change in the membership of our board of directors, such that a majority of the directors are replaced with persons who are not either (x) approved by the existing directors or (y) approved by persons who were board-approved replacements of the existing directors; or (iv) the closing of a merger of Hexcel or a sale of all or substantially all of the assets of Hexcel, unless (x) more than 50% of the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (y) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction.

This definition of a “Change in Control” is consistent with the definition used in award agreements under the 2013 ISP.

The board unanimously recommends that you vote to approve the LTIP, as amended by the LTIP Amendment. If the LTIP, as amended by the LTIP Amendment, is approved by our stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, the 2013 ISP will terminate, and future grants will be made on or after such date under the LTIP, as amended by the LTIP Amendment. If the LTIP, as amended by the LTIP Amendment, is not approved by our stockholders, then it will not become effective, no awards will be granted under the LTIP, and the 2013 ISP will continue in accordance with its terms as previously approved by our stockholders.

The actual text of the LTIP Amendment is attached to this supplement as Annex A. The foregoing description of the LTIP Amendment is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the actual text as set forth in Annex A. All references to the LTIP in the proxy statement shall be deemed to refer to the LTIP as amended by the LTIP Amendment.

Except as described in this supplement, none of the items or information presented in the proxy statement is affected by this supplement. This supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The proxy statement contains other important additional information. We encourage you to carefully read this supplement together with the proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEXCEL CORPORATION LONG-TERM INCENTIVE PLAN, AS AMENDED BY THE LTIP AMENDMENT.

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2026

This supplement, the proxy statement, the annual report to stockholders and related materials are available at www.proxyvote.com.

ANNEX A

AMENDMENT NO. 1
HEXCEL CORPORATION
LONG-TERM INCENTIVE PLAN

The Hexcel Corporation Long-Term Incentive Plan (the “LTIP”) is hereby amended, as of April 17, 2026, as follows, subject to and effective upon the approval of the LTIP by the stockholders of Hexcel Corporation at its 2026 Annual Meeting of Stockholders:

1.           Section 2.6 of the LTIP is hereby deleted in its entirety and replaced with the following:

“2.6        “Change in Control” shall mean any of the following events:

(a)          any person (as defined in Section 3(a)(9) of the Exchange Act), as modified and used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (i) any acquisition by the Company or any of its affiliates, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, (iii) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (d) below and (iv) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(b)        any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in sub-clauses (i) through (iv) of subsection (a) above; or

(c)        a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(d)          there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction (i) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (ii) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this definition with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).”

2.	Except as explicitly set forth herein, the LTIP will remain in full force and effect.

HEXCEL CORPORATION

By:	/s/ Gail E. Lehman
Gail E. Lehman
Executive Vice President, Chief Legal
and Sustainability Officer, and Secretary

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